THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ESSENTIAL INNOVATIONS TECHNOLOGY CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED REVOLVING NOTE

         FOR VALUE RECEIVED, ESSENTIAL INNOVATIONS TECHNOLOGY CORP., a Nevada corporation (the "Company" or "Parent"), promises to pay to LAURUS MASTER FUND, LTD., c/o M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, Fax: 345-949-8080 (the "Holder") or its registered assigns or successors in interest, the sum of up to Four Million Dollars (US$4,000,000), without duplication of any amounts owing by the Company to the Holder under the Note (as defined in the Security and Purchase Agreement referred to below), or, if different, the aggregate principal amount of all Loans (as defined in the Security and Purchase Agreement referred to below), together with any accrued and unpaid interest hereon, on March 2, 2009 (the "Maturity Date") if not sooner paid in full.

         Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security and Purchase Agreement among the Company and the Eligible Subsidiaries (as described therein) and the Holder dated as of the date hereof (as amended, modified and/or supplemented from time to time, the "Security and Purchase Agreement").

                                    ARTICLE I
                           CONTRACT RATE AND THE NOTE

1.1 Availability. The Company hereby acknowledges and agrees that the Loans contemplated in the Security and Purchase Agreement shall not be made available by the Holder to the Company until all conditions precedent in Section 3.1 have been met to the satisfaction of the Holder in its sole discretion.

1.2 Contract Rate. Subject to Sections 3.2 and 4.9, interest payable on the outstanding principal amount of this Note (the "Principal Amount") shall accrue at a rate per annum equal to the "prime rate" published in The Wall Street Journal from time to time (the "Prime Rate"), plus two percent (2.0%) (the "Contract Rate"). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. Subject to Section 1.2, the Contract Rate shall not at any time be less than eight percent (8.0%). Interest shall (i) accrue as of the First Advance Date (as defined below), (ii) be calculated on the basis of a 360 day year, and (iii) be payable monthly, in arrears, commencing one (1) calendar month from the Second Advance Date (as defined below) on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

1.3 Contract Rate Adjustments and Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date.

                                                          SECURED REVOLVING NOTE

1.4      Taxes.

         (a) Any and all payments by the Company hereunder, including any amounts received on redemption of the Note and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income or franchise taxes of the Holder by the jurisdiction in which such person is organized or has its principal office (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If the Company shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Holder, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.4) the Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

         (b) In addition, Company agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note ("Other Taxes"). The Company shall deliver to the Holder official receipts, if any, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes or other evidence of payment reasonably acceptable to the Holder.

         (c) The obligations of the Company under this Section 1.4 shall survive the termination of this Note and the payment of the Note and all other amounts payable hereunder.

                                   ARTICLE II
                               OPTIONAL PREPAYMENT

2.1 Optional Redemption in Cash. The Company will have the option of prepaying this Note ("Optional Redemption") by paying to the Holder the Prepayment Premium (as hereinafter defined) together with accrued but unpaid interest thereon to the Redemption Payment Date (as hereinafter defined) and any and all other unpaid amounts then due, accrued, payable or owing to the Holder under this Note, the Security and Purchase Agreement or any Ancillary Agreement (the "Redemption Amount"). The "Prepayment Premium" for the period commencing on the date hereof up to and including the Maturity Date, shall be equal to one hundred and thirty percent (130%) of the Principal Amount. The Company shall deliver to the Holder a written notice of redemption (the "Notice of Redemption") specifying the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be ten
         (10) business days after the date of the Notice of Redemption (the "Redemption Period"). On the Redemption Payment Date, the Redemption Amount must be paid in good funds to the Holder. In the event the Company fails to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.

2.2 Maturity; Surrender, Etc. In the case of a repayment of this Note pursuant to this Article II, the Principal Amount of this Note to be repaid shall mature and become due and payable on the applicable Redemption Payment Date together with interest on such Principal Amount accrued to such date and any other amount due and payable under this Note, the Purchase Agreement or any Ancillary Agreement to the extent that such amounts are outstanding as of the applicable Redemption

                                                          SECURED REVOLVING NOTE

         Payment Date. From and after such date, unless the Company shall fail to pay such Principal Amount when so due and payable together with the interest and other amounts as aforesaid, interest on such Principal Amount shall cease to accrue. The Holder shall make the appropriate reduction to the Principal Amount, accrued interest and other amounts due, accrued, payable or owing as entered in its records and shall provide written notice thereof to the Company within one (1) Business Day of the applicable Payment Date. If this Note is paid in full, it shall be surrendered to the Company and cancelled and shall not be reissued and no note shall be issued in lieu of any paid Principal Amount of this Note.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

3.1 Conditions Precedent. The following conditions precedent shall be satisfied by the Company prior to the date upon which the Loan shall be advanced by the Holder to the Company (the "Second Advance Date"):

         (a) The Company shall obtain the Holder's prior consent to the advance of the Loan;

         (b) The Company shall obtain the Holder's prior consent to the First Acquisition (as defined below)

         (c) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that the Company has completed the acquisition of Pacific Geo Exchange Inc. ("Pacific") and the indirect acquisition of its wholly-owned subsidiary Earth Source Energy Inc. ("Earth Source") (together, the "First Acquisition", and such date of completion of the First Acquisition herein referred to as the "First Acquisition Closing Date");

         (d) The Company shall obtain the Holder's prior consent to the Second Acquisition (as defined below);

         (e) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that the Company has completed the acquisition of Geotech Drilling Services Ltd. ("Geotech BC") and the indirect acquisition of its wholly-owned subsidiary Geotech Drilling Alberta Ltd. ("Geotech AB") (together, the "Second Acquisition", and such date of completion of the Second Acquisition herein referred to as the "Second Acquisition Closing Date");

         (f) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that the Holder has a first priority security interest over all of the personal property and assets of the Company, Essential Innovations Corp. ("Essential"), Pacific, Earth Source, Geotech BC and Geotech AB in respect of which the Holder shall take a security interest pursuant to the Master Security Agreement in favour of the Holder dated as of the date hereof granted by the Company and Essential (the "Master Security Agreement") and supplemented by the Joinder and Confirmation of Security Agreement granted by Pacific and Earth Source dated as of the date (the "First Advance Date") upon which the Holder advances the loan to the Company pursuant to the Secured Term Note (the "First Joinder and Confirmation of Security Agreement"), and the Joinder and Confirmation of Security Agreement granted by Geotech BC and Geotech AB dated as of the Second Advance Date (the "Second Joinder and Confirmation of Security Agreement");

                                                          SECURED REVOLVING NOTE

         (g) All Ancillary Agreements (as such term is defined in the Security and Purchase Agreement) shall have been executed and delivered by the Company and Essential to the Holder dated as of the date hereof, and executed and delivered by Pacific and Earth Source dated as of the First Advance Date;

         (h) The First Joinder and Confirmation of Security Agreement shall have been executed and delivered by Pacific and Earth Source to the Holder whereby Pacific and Earth Source are added as parties to the Ancillary Agreements including, without limitation, (i) the Subsidiary Guaranty (ii) the Security and Purchase Agreement, (iii) the Master Security Agreement, and
                  (iv) the Share Pledge Agreement;

         (i) The Second Joinder and Confirmation of Security Agreement shall have been executed and delivered by Geotech BC and Geotech BC to the Holder whereby Geotech BC and Geotech AB are added as parties to the Ancillary Agreements including, without limitation, (i) the Subsidiary Guaranty (ii) the Security and Purchase Agreement, (iii) the Master Security Agreement, and (iv) the Share Pledge Agreement;

         (j) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that there has been no Material Adverse Effect (as defined in the Security and Purchase Agreement) in respect of the Company, Essential, Pacific, Earth Source, Geotech BC, and Geotech AB as of March 2, 2006; and

         (k) The Holder shall have received in form and substance satisfactory to the Holder, confirmation that any other conditions of advance set forth in the Security and Purchase Agreement have been satisfied by the Company, Essential, Pacific, Earth Source, Geotech BC and Geotech AB,

and upon delivery or confirmation thereof, as the case may be, the Holder shall make the Loan available to the Company and shall instruct the Escrow Agent to advance the Loan.

                                   ARTICLE IV
                EVENTS OF DEFAULT AND DEFAULT RELATED PROVISIONS

4.1 Events of Default. The occurrence of an Event of Default under the Security and Purchase Agreement shall constitute an event of default ("Event of Default") hereunder.

4.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Company shall, jointly and severally, pay additional interest on the outstanding principal balance of this Note in an amount equal to two percent (2%) per month, and all outstanding Obligations, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.

4.3 Default Payment. Following the occurrence and during the continuance of an Event of Default, the Holder, at its option, may elect, acting reasonably and in good faith, in addition to all rights and remedies of the Holder under the Security and Purchase Agreement and the other Ancillary Agreements and all obligations and liabilities of the Company under the Security and Purchase Agreement and the other Ancillary Agreements, to require the Company to make a Default Payment ("Default Payment"). The Default Payment shall be one hundred thirty percent (130%) of the outstanding principal amount of the Note, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable hereunder. The Default Payment shall be applied first to any fees due and payable to the Holder pursuant to the Notes, the Security and Purchase Agreement and/or the Ancillary Agreements,

                                                          SECURED REVOLVING NOTE
         then to accrued and unpaid interest due on the Notes and then to the outstanding principal balance of the Notes. The Default Payment shall be due and payable immediately on the date that the Holder has exercised its rights pursuant to this Section 4.3.

                                    ARTICLE V
                                  MISCELLANEOUS

5.1      Cumulative Remedies.  The remedies under this Note shall be cumulative.

5.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.3 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effective given (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address provided for the Company in the Security and Purchase Agreement executed in connection herewith, and to the Holder at the address provided in the Security and Purchase Agreement for the Holder, with a copy to John E. Tucker, Esq., 825 Third Avenue, 14th Floor, New York, New York 10022, facsimile number (212) 541-4434, or at such other address as the Company or the Holder may designate by ten days advance written notice to the other parties hereto.

5.4 Amendment Provision. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.

5.5 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder in accordance with the requirements of the Security and Purchase Agreement. The Company may not assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.

5.6 Cost of Collection. In case of any Event of Default under this Note, the Company shall pay the Holder the Holder's reasonable costs of collection, including reasonable attorneys' fees.

5.7      Governing Law, Jurisdiction and Waiver of Jury Trial.

         (a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         (b) THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE, THE SECURITY AND PURCHASE AGREEMENT OR ANY OF THE OTHER

                                                          SECURED REVOLVING NOTE

                  ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE SECURITY AND PURCHASE AGREEMENT OR ANY OF THE OTHER ANCILLARY AGREEMENTS PROVIDED, THAT THE COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THE SECURITY AND PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR TEN (10) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID

         (c) THE COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER, AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, THE SECURITY AND PURCHASE AGREEMENT, ANY OTHER ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

5.8 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

5.9 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

                                                          SECURED REVOLVING NOTE

5.10 Security Interest and Guarantee. The Holder has been granted a security interest (i) in all assets of the Company as more fully described in the Security and Purchase Agreement (ii) in all assets of the Company and its Subsidiaries pursuant to the Master Security Agreement dated as of the date hereof and (iii) in certain assets of the Company and its Subsidiaries pursuant to the Share Pledge Agreement dated as of the date hereof. The obligations of the Company under this Note are guaranteed by certain Subsidiaries of the Company pursuant to the Subsidiary Guaranty dated as of the date hereof.

5.11 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN WITNESS WHEREOF, the Company has caused this Secured Revolving Note to be signed in its name effective as of this 2nd day of March, 2006.

                                         ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

                                         By: /s/ Jason McDiarmid
                                         Name: Jason McDiarmid
                                         Title: President/CEO